Exhibit 23.3

                         KPMG AUDIT PLC                 Tel +44 (0) 20 7311 1000
                         TRANSACTION SERVICES           Fax +44 (0) 20 7311 3311
                         Canary Wharf (9th Floor)       DX 38050 Blackfriars
                         1 Canada Square
                         London E14 5AG
                         United Kingdom

The Directors Permanent Financing (No. 8) PLC
35 Great St. Helen's
London
EC3A 6AP

25 May 2005

Our ref jdd/lg/263

Contact Jacquie Driver
020 7311 5077


Dear Sirs

PROPOSED ISSUE OF NOTES BY PERMANENT FINANCING (NO. 8) PLC

We consent to the use in the Registration Statement of Permanent Financing (No.
8) PLC and Permanent Funding (No. 1) Limited on Form S-11, filed on 25 May 2005, of our report on Permanent Financing (No. 8) PLC dated 25 May 2005 and our report on Permanent Funding (No. 1) Limited dated 15 March 2005 appearing in the preliminary prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the preliminary prospectus dated 25 May 2005.

We attach as Appendix P1 a copy of the preliminary prospectus initialled by us for the purpose of identification.

Yours faithfully

/s/KPMG Audit Plc